UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☐	Definitive Information Statement

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable
	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

	(1)	Amount Previously Paid: Not Applicable
	(2)	Form, Schedule or Registration Statement No.: Not Applicable
	(3)	Filing Party: Not Applicable
	(4)	Date Filed: Not Applicable

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

March 20, 2023

Dear Stockholder:

This Information Statement is being furnished to holders of shares of common stock, par value $0.00001 per share (the “Common Stock”), of Artificial Intelligence Technology Solutions Inc. (the “Company”) with respect to the following items (the “Corporate Actions”):

1. The approval of a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized common stock by one billion two hundred twenty five million (1,225,000,000) shares to a total of seven billion two hundred twenty five million (7,225,000,000). The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Definitive Information Statement to our shareholders of record.

Each of the Corporate Actions items was approved by shareholders holding a majority of our voting power on March 19, 2023 by written consent in lieu of an annual meeting of shareholders.

This Information Statement describes the purpose and provisions of the Corporate Actions and provides additional information about the Corporation.

For the Board of Directors of
ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:	/s/ Steve Reinharz
Steve Reinharz
Chief Executive Officer

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

10800 Galaxie Avenue

Ferndale, MI 48220

March 20, 2022

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

The purpose of this Information Statement is to provide notice that the Company’s shareholders executed a written consent authorizing and approving the following corporate actions (the “Corporate Actions”):

1. Approved a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized common stock by one billion two hundred twenty five million (1,225,000,000) shares to a total of seven billion two hundred million (7,225,000,000). The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Definitive Information Statement to our shareholders of record.

The Board of Directors set March 20, 2023 as the record date for determining shareholders of record to receive this Information Statement. As required by SEC rules, we are distributing this Information Statement on March 20, 2023 to shareholders of record. Shareholders may also access the Information Statement online at www.aitx.ai/aitx-investors-corner/ and may request a copy, free of charge, by calling (877) 787-6268, sending an email to info@aitx.ai, or writing to AITX at 10800 Galaxie Avenue, Ferndale, Michigan 48220.

CORPORATE ACTIONS

1.	APPROVED A CERTIFICATE OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE BY ONE BILLION (1,250,000,000) SHARES THE AUTHORIZED COMMON STOCK OF THE COMPANY.

The shareholders voted on and approved a Certificate of Amendment to the Company’s Articles of Incorporation to increase its authorized common stock by one billion two hundred twenty five million (1,225,000,000) shares to a total of seven billion two hundred twenty five billion (7,225,000,000) shares of common stock. The Company expects to file the proposed Certificate of Amendment, attached as Appendix A to this Information Statement, 20 days after the Definitive Information Statement is first mailed to our shareholders. The Certificate of Amendment will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada.

When the Certificate of Amendment has become effective, the total number of shares of all classes that the Company will have authority to issue is seven billion two hundred forty five million (7,245,000,000) shares, of which seven billion two hundred twenty five million (7,225,000,000) are shares of common stock, par value $0.00001 per share, and twenty million (20,000,000) are shares of preferred stock.

VOTING RIGHTS OF SHAREHOLDERS

The Nevada Business Corporations Act. Section 78.320 of the Nevada Revised Statutes, provides, in substance, that, unless a corporation’s Articles of Incorporation provides otherwise, shareholders may take an action without a meeting of shareholders and without prior notice if a consent or consents in writing that sets forth the action so taken is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve that action at a shareholders meeting. The action becomes effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

The increase in the authorized number of Common Stock Shares will enable us to continue regular business operations, provide the ability to engage in potential debt conversions and support possible future financings, acquisitions, and/or such other corporate purposes as the Board determines in its discretion.

VOTING SECURITIES AND PRINCIPAL HOLDERS

As of March 20, 2023 (the “Record Date”), there were 5,866,380,263 Common Stock Shares issued and outstanding, 3,350,000 shares of Series E Stock issued and outstanding, and 2,533 shares of Series F Preferred Stock issued and outstanding. Each share of Common Stock has one vote. There is no cumulative voting. However, under the Company’s Articles of Incorporation, the Series E Preferred Stock (the “Series E Shares”) has voting rights equal to twice the number of votes of all outstanding shares of capital stock; that is, the holders of Series E Shares will always have two-thirds (2/3rds) of the voting power of the Company.

APPROVAL OF CORPORATE ACTIONS

The shares of Series E Preferred Stock as a group are entitled to take an action by written consent or vote equal to 66.7% of the total voting shares outstanding. On March 19, 2023, the Company received written consents to the Certificate of Amendment resolutions. The consents were received from the sole Series E Preferred Stock shareholder, Steve Reinharz, the Chief Executive Officer and sole director of the Company who held all 3,350,000 Series E Shares, representing 67.86% of the voting power of the Company as of the record date, and the authorized share increase was approved.

TRANSACTIONS WITH RELATED PERSONS

The Company does not have a written policy for the review, approval or ratification of transactions with related parties or transactions that involve a potential conflict of interest. When such transactions arise, they are referred to the Board for its consideration.

For the nine months ended November 30, 2022, the Company had no repayments of net advances from its loan payable-related party. For the nine months ended November 30, 2021 the Company repaid net advances of $812,234. At November 30, 2022, the loan payable-related party was $203,276 and $193,556 at February 28, 2022. Included in the balance due to the related party at November 30, 2022 is $126,744 of deferred salary and interest, $108,000 of which bears interest at 12%. At February 28, 2022, included in the balance due to the related party is $110,700 of deferred salary and interest, $90,000 of which bears interest at 12%. The accrued interest included in loan at November 30, 2022 and November 30, 2021 was $12,420 and $540 respectively.

Pursuant to the amended Employment Agreement with its Chief Executive Officer, for the three months and nine months ended November 30, 2022, the Company accrued $138,000 and $362,500 of incentive compensation plan payable with a corresponding recognition of stock based compensation due to the expectation of additional awards being met. This will be payable in Series G Preferred Shares which are redeemable at the Company’s option at $1,000 per share. At November 30, 2022 and February 28, 2022 there was $842,000 and $479,500 of incentive compensation payable.

During the three months ended November 30, 2022 and 2021, the Company was charged $794,460 and $647,465, respectively for fees for research and development from a company partially owned by a principal shareholder. The principal shareholder received no compensation from this partially owned research and development company and the fees were spent on core development projects.

During the nine months ended November 30, 2022 and 2021, the Company was charged $2,735,589 and $1,689,253, respectively for fees for research and development from a company partially owned by a principal shareholder. The principal shareholder received no compensation from this partially owned research and development company and the fees were spent on core development projects.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At March 20, 2023, the Company had 5,866,380,263 shares of Common Stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 20, 2023, and reflects:

●	each of our executive officers;

●	each of our directors;

●	all of our directors and executive officers as a group; and

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

Information on beneficial ownership of securities is based upon a record list of our shareholders. Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) under the Exchange Act. Based on the information furnished to us, the Company believes that each of the persons and entities named in the table below has sole voting and investment power with respect to all shares of Common Stock that he beneficially owns, subject to applicable community property laws, except as otherwise provided below.

	Amount and Nature of	Percent of
Name	Beneficial Ownership (1)	Common Stock (2)

Named Executive Officers and Directors:
Steven Reinharz (3)	19,575,830,704	74.99%
Anthony Brenz	[0]	[0]
Mark Folmer	[0]	[0]

All executive officers and directors as a group (3 persons)	[19,575,830,704]	74.99%

5% Shareholders:
Steven Reinharz	19,575,830,704	74.99%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. In determining the percent of Common Stock owned by a person or entity as of the date of this proxy statement, (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on as of March 20, 2023, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the derivative securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(2)	Based on 5,866,380,263 shares of Common Stock outstanding as of March 20, 2023.

(3)	Mr. Reinharz holds (a) 2,450 shares of Series F Convertible Preferred Stock and (b) 3,350,000 shares of Series E Preferred Stock. If Mr. Reinharz converted the 2,450 shares of the Series F Convertible Preferred Stock, he would receive 19,575,830,704 shares of Common stock, which is reported in the table as if the conversion has occurred. In addition, the outstanding 3,350,000 shares of Series E Preferred Stock held by Mr. Reinharz have a vote equal to twice the number of votes of all outstanding shares of Common Stock. As a result, Mr. Reinharz holds 2/3rds of the voting power of all shareholders at any time a corporate action requires a shareholder vote.

AVAILABILITY OF SEC FILINGS and CODE OF ETHICS

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all amendments to those reports, our Code of Ethics and any reports of beneficial ownership of our Common Stock filed by executive officers, directors and beneficial owners of more than 10 percent of the outstanding shares of our Common Stock are posted on and may be obtained on the Investors Corner page of our website at AITX Investor’s Corner - AITX - Artificial Intelligence Technology Solutions without charge, or may be requested (exclusive of exhibits), at no cost by mail addressed to AITX at 10800 Galaxie Avenue, Ferndale, Michigan 48220, Attention: Corporate Secretary.

DELIVERY OF MATERIALS TO SHAREHOLDERS WITH SHARED ADDRESSES

Beneficial holders who own their shares through a broker, bank or other nominee and who share an address with another such beneficial owner are being sent only one Information Statement unless those holders have requested to receive separate copies of these materials. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact AITX by writing to Investor Relations, AITX, 10800 Galaxie Avenue, Ferndale, Michigan 48220, or by email to info@aitx.ai. We will promptly deliver a separate copy to you upon written or oral request.

MISCELLANEOUS

Web links throughout this Information Statement are provided for convenience only, and the content on the referenced websites are not incorporated into and do not constitute a part of this Information Statement.

APPENDIX A

The Articles of Incorporation of Artificial Intelligence Technology Solutions Inc. are amended as follows:

Article V shall be modified as follows:

ARTICLE V

CAPITAL STOCK

Number and Designation: The total number of shares of all classes that this Corporation shall have authority to issue shall be 7,245,000,000, of which 7,225,000,000 shall be shares of common stock, par value $0.00001 per share, and 20,000,000 shall be shares of preferred stock

A-1